ALL AMERICAN SEMICONDUCTOR, INC. AND SUBSIDIARIES                   Exhibit 11.1

STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)
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                                                          Quarters                    Six Months
PERIODS ENDED JUNE 30                               2003           2002           2003           2002
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BASIC EARNINGS PER SHARE:
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Net Income .............................    $     63,000   $    198,000   $    124,000   $    317,000
                                            ============   ============   ============   ============

Weighted Average Shares Outstanding ....       3,808,448      3,856,904      3,814,106      3,856,904
                                            ============   ============   ============   ============

Basic Earnings Per Share ...............            $.02           $.05           $.03           $.08
                                                    ====           ====           ====           ====

DILUTED EARNINGS PER SHARE:
--------------------------

Net Income .............................    $     63,000   $    198,000   $    124,000   $    317,000
                                            ============   ============   ============   ============

Weighted Average and Dilutive Shares:
  Weighted average shares outstanding ..       3,808,448      3,856,904      3,814,106      3,856,904
  Dilutive shares ......................          49,028         10,281         18,480         15,547
                                            ------------   ------------   ------------   ------------
                                               3,857,476      3,867,185      3,832,586      3,872,451
                                            ============   ============   ============   ============

Diluted Earnings Per Share .............            $.02           $.05           $.03           $.08
                                                    ====           ====           ====           ====
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